UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

January 11, 2018

Date of Report (Date of earliest event reported)

PENNS WOODS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-17077	23-2226454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

300 Market Street, P.O. Box 967, Williamsport, Pennsylvania	17703-0967
(Address of principal executive offices)	(Zip Code)

(570) 322-1111

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01            Other Events.

On December 22, 2017, H.R.1, known as the “Tax Cuts and Jobs Act,” was signed into law.  H.R.1, among other things, reduces the corporate income tax rate to 21%, effective January 1, 2018.  As a result of passage of the new tax law, Penns Woods Bancorp, Inc. (the “Company”) is completing a revaluation of its net deferred tax assets.  The Company’s deferred tax assets, net of deferred tax liabilities, represent corporate tax benefits anticipated to be realized in the future.  The reduction in the federal corporate tax rate, effective January 1, 2018, reduces these benefits. The Company’s preliminarily estimate is that  its net deferred tax assets would be reduced by approximately $3.7 million in the fourth quarter of 2017, representing an impact on earnings per share of approximately ($0.79) per diluted share based on estimated fourth quarter weighted average diluted shares outstanding of approximately 4.7 million.

The Company’s revaluation of its deferred tax assets is subject to further clarifications of the new law that cannot be estimated at this time, and, as such, the Company is unable to make a final determination of the impact on the quarterly and year-to-date earnings for the period ended December 31, 2017. The reduction of the Company’s deferred tax assets may vary materially from the estimated amount. The Company does not anticipate future cash expenditures as a result of the reduction to the net deferred tax assets.

Forward-looking statements

This Current Report on Form 8-K contains forward-looking statements regarding the Company’s outlook and expectations with respect to the enactment of H.R.1, effective January 1, 2018, including the expected impact of H.R.1 on the Company’s deferred tax assets, the impact of the revaluation of the deferred tax assets on the Company’s fourth quarter 2017 earnings and that the Company does not anticipate future cash expenditures as a result of the reduction in the deferred tax assets. Words and phrases such as “anticipates,” “expects,” “believes,” “plans,” “estimates,” “will,” and variations of such words and phrases or similar expressions are intended to identify such forward-looking statements. Such statements are based upon current beliefs and expectations. Forward-looking statements are not guarantees of future financial performance and are subject to risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements.  Risks factors include, without limitation, uncertainties in the Company’s  preliminary review of, and additional analysis with respect to, the impact of H.R.1 on the Company’s deferred tax assets, as well as additional risks and uncertainties included in the risk factors described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement. The Company assumes no duty to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNS WOODS BANCORP, INC.

Dated: January 11, 2018

	By:	/s/ Brian L. Knepp
Brian L. Knepp
President and Chief Financial Officer